   As Filed with the Securities and Exchange Commission on February 17, 1999
                                             Registration No.

                      U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       OLYMPIC CASCADE FINANCIAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE                               36-4128138
         (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

   875 NORTH MICHIGAN AVENUE, SUITE 1560                  60611
                CHICAGO, IL                            (ZIP CODE)
     (Address of Principal Executive Offices)


                       OLYMPIC CASCADE FINANCIAL CORPORATION
                               1996 STOCK OPTION PLAN
                               1997 STOCK OPTION PLAN
                               1999 STOCK OPTION PLAN
                              (FULL TITLE OF THE PLAN)

                                STEVEN A. ROTHSTEIN
                  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  ROBERT H. DASKAL
                              CHIEF FINANCIAL OFFICER
                       OLYMPIC CASCADE FINANCIAL CORPORATION
           875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611
                      (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   (312) 751-8833
           (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                    PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                                ALAN I. ANNEX, ESQ.
                                 ERIC M. ROTH, ESQ.
                            CAMHY KARLINSKY & STEIN LLP
                   1740 Broadway, New York, New York  10019-4315
                                   (212) 977-6600


                                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
    Title of Securities          Amount to be        Proposed Maximum Offering          Proposed Maximum              Amount of
      to be Registered             Registered                 Price                   Aggregate Offering        Registration Fee
                                                         Per Share (1)(2)                Price (1)(2)
---------------------------------------------------------------------------------------------------------------------------------
         Common Stock,               1,106,537 shares           $5.91                       $6,539,634            $1,818.02
         $.02 par value
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the average of the high and low prices of the shares of the Common Stock as reported by The Nasdaq SmallCap Market on February 16, 1999.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I are being separately provided to the participants in the 1996 and 1997 Stock Option Plan as specified by Rule 428(b)(1).

                                     PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents, heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 25, 1998;

         (b) the Company's Form 10-Q for the fiscal year ended December 31, 1998.

         (c) all other reports filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (d) the Company's Form 8-A, as filed with the Commission on July 31, 1998.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.
         The Company's Common Stock was registered under Section 12 of the Exchange Act, pursuant to the Company's Registration Statement on Form S-4 filed on September 27, 1996 and any amendment or report filed for the purpose of updating such description.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
         Not applicable

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.
         The Company's bylaws provide that the Company shall indemnify and advance the expenses of individual directors, officers, employees and agents against costs, judgments and other financial liability resulting from any action alleged to have been taken or omitted by such individual. The bylaws permit such indemnification if, among other things, the proposed indemnity acted in good faith with reasonable belief that the conduct was in, or at least not opposed to, the best interests of the Company, and in the case of a criminal proceeding, with a reasonable belief that the conduct was not unlawful. The Company has obtained insurance on behalf of any person who is or was a director, officer or employee or agent of the Company or is or was serving at the request of the Company as an officer, employee, or agent of another corporation, partnership, joint venture, trust other enterprise or employee benefit plan, against any liability arising out of that person's status as such, whether or not the Company would have the power to indemnify that person against such liability.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

Item 8. EXHIBITS. The following is a complete list of exhibits filed as a part of this Registration Statement:

     EXHIBIT NO.         DOCUMENT
     ----------          --------
          4.1            National Securities Corporation 1996 Stock Option Plan
                         (Predecessor to Olympic Cascade Financial Corporation).

          4.2            Olympic Cascade Financial Corporation 1997 Stock Option
                         Plan

          4.3            Olympic Cascade Financial Corporation 1999 Stock Option
                         Plan

          5.1 Opinion of Camhy Karlinsky & Stein LLP regarding the legality of shares of Common Stock being registered.

         23.1            Consent of Feldman Sherb Ehrlich & Co., P.C.

         23.2            Consent of Moss Adams LLP.

         23.3            Consent of Camhy Karlinsky & Stein LLP (included in
                         Exhibit 5.1).

Item 9.  UNDERTAKINGS.
         The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Commission promulgated under the Securities Act, that:

(a)(1) The Registrant will file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)(1)(iii) Include any additional or changed material information in the Plan;

(a)(1)(iii)(2) Treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering, for determining liability under the Securities Act; and

(a)(1)(iii)(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registration has been advised that in the opinion of the Commission, such is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 11, 1999.

                       OLYMPIC CASCADE FINANCIAL CORPORATION


               By:  /s/Steven A. Rothstein
                    --------------------------------
                    Steven A. Rothstein, Chairman, President
                    and Chief Executive Officer


               By:  /s/Robert H. Daskal
                    ---------------------------------
                    Robert H. Daskal, Senior Vice President, Treasurer, Secretary and Chief Financial Officer


                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Steven A. Rothstein and Robert H. Daskal, each as his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                                 TITLE              DATE
 ---------                                 -----              -----

 /s/Steven A. Rothstein           Chairman, President and     February 11, 1999
 ----------------------------     Chief Executive Officer
 Steven A. Rothstein

 /s/ Robert I. Kollack            Vice Chairman and Director  February 11, 1999
 Robert I. Kollack
 ----------------------------

 /s/Gary A. Rosenberg                     Director            February 11, 1999
 ----------------------------
 Gary A. Rosenberg

 /s/James C. Holcomb, Jr.                 Director            February 11, 1999
 ----------------------------
 James C. Holcomb, Jr.

 /s/D.S Patel                             Director            February 11, 1999
 ----------------------------
 D.S. Patel